Exhibit 10.1

[PARK PLACE ENTERTAINMENT(R) LETTERHEAD]

Dated as of March 24, 2003

Mr. Harry C. Hagerty, III

Park Place Entertainment Corporation

Park Place and the Boardwalk

Atlantic City, New Jersey 08401

Re:          Amendment of Employment Agreement Dated March 14, 2002

Dear Harry:

In consideration of the terms and conditions contained in the referenced Employment Agreement (the “Employment Agreement”), Park Place Entertainment Corporation (the “Company” and/or “Employer”) and you hereby amend said Employment Agreement as follows:

Paragraph 3A - Compensation: Effective as of March 24, 2003, your annual salary shall be adjusted to $750,000 for each twelve month period through the remainder of the Term of your Employment Agreement with the Company.  During the Term, the Base Salary shall be reviewed for possible increase annually in accordance with the Company’s then applicable merit policies, although any determination to increase the Base Salary shall be within the Company in its sole discretion.

All other terms and conditions of the referenced agreement shall remain unchanged.

Very truly yours,

/s/ Wallace R. Barr
Wallace R. Barr, President and
Chief Executive Officer

Agreed to:

/s/ Harry C. Hagerty, III
Harry C. Hagerty, III

Dated:	6/16/03